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                                   EXHIBIT 99

                                                      CONTACT: RICHARD C. BAYLOR
                                                         Phone: 740-435-2040

                                  NEWS RELEASE


RELEASE DATE:    APRIL 21, 2003

RELEASE TIME:    4:30 P.M.

              CAMCO FINANCIAL ANNOUNCES FIRST QUARTER 2003 EARNINGS

CAMBRIDGE, OHIO (NASDAQ: CAFI) - Camco Financial Corporation reported net earnings for the quarter ended March 31, 2003 of $2.5 million, representing a $79,000 or 3.3% increase over the $2.4 million of net earnings reported for the same quarter in 2002. Basic earnings per share for the first quarter of 2003 were $.32 compared to $.30 for the same quarter in 2002, a 7% increase.

Camco recently announced an increase in the quarterly dividend from $.135 to $.14 payable April 18, 2003. This dividend represents an annualized yield of 3.50% on Camco's quarter end market value.

President & CEO Richard C. Baylor commented; "We are encouraged with our ability to grow earnings in the midst of continued low interest rates and a weak economy. Our net interest margin remains under pressure at 2.47%, down from last year's first quarter margin of 2.59%. Overall loan volume continues to remain brisk with $145 million in production in the first quarter of 2003."

Mr. Baylor added, "Non-performing assets are holding at a level just under $16 million or 1.48% of assets. We remain diligent and focused on reducing our level of non-performing assets in a challenging economic environment. Our non-performing loans are predominately 1-4 family residential and we believe that our total loan loss reserves
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are adequate based on historical experience and the volume and type of lending conducted by the Bank."

Mr. Baylor continued, "We are focused on executing our strategic plan by building our team of lenders across all lines of business. Our goal is to maintain strong production levels in anticipation of a slow down in refinancing activity. We are also looking forward to releasing our Internet Banking product, `AdvantageBank OnLine' to our customers in the next several weeks. This will add a valuable delivery channel for our customers which will allow them to check balances, transfer funds and pay bills from the convenience of their own home."

Camco Financial Corporation, holding company for Advantage Bank, is a multi-state thrift holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking, mortgage banking and title services from 34 offices in 26 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco Financial may be found on Camco's web site: www.camcofinancial.com.

The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
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Camco Financial Corporation

                  Condensed Consolidated Statements of Earnings
                      Periods Ended March 31, 2003 and 2002
        (In thousands, except for per share data and shares outstanding)

                                     3 Months          3 Months
                                      Ended             Ended
                                      3/31/03          03/31/02
                                    (Unaudited)       (Unaudited)
                                    -----------      -----------
Total Interest Income               $   14,693       $   16,879
Total Interest Expense                   8,327           10,266
                                    ----------       ----------
Net Interest Income                      6,366            6,613
Provision for Losses on Loans              420              207
                                    ----------       ----------
Net Interest Income After
Provision for Loan Losses                5,946            6,406
Other Income                             3,455            2,253
General, Administrative,
  and Other Expense                      5,779            5,139
                                    ----------       ----------
Net Income - Before Income Tax           3,622            3,520
                                    ----------       ----------
Income Tax Expense                       1,168            1,145
                                    ----------       ----------
Net Earnings                        $    2,454       $    2,375
                                    ==========       ==========
Earnings Per Share Reported:
   Basic                            $     0.32       $     0.30
   Diluted                          $     0.32       $     0.29
   Basic Weighted Number of
           Shares Outstanding        7,674,434        7,966,767
   Diluted Weighted Number of
            Shares Outstanding       7,769,546        8,082,595
Selected Financial Ratios
Net Interest Margin                       2.47%            2.59%
Reported:
Return on Average Equity                 10.07%            9.91%
Return on Average Assets                  0.91%            0.89%

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                           Camco Financial Corporation
            Condensed Consolidated Statements of Financial Condition
        (In thousands, except for per share data and shares outstanding)

                                         3/31/03      12/31/02          3/31/02
                                         -------      --------          -------
Assets

Cash and Cash Equivalents             $   79,120     $   57,022       $   77,897
Investments                              167,430        161,489           79,207
Loans Held for Sale                       20,361         55,493           17,939
Loans Receivable                         751,583        746,955          808,390
Allowance for Loan Loss                   (5,702)        (5,490)          (4,434)
                                      ----------     ----------       ----------
    Loans Receivable, Net                745,881        741,465          803,956

Goodwill                                   2,953          2,953            2,953
Other Assets                              63,551         64,818           62,982
                                      ----------     ----------       ----------
Total Assets                          $1,079,296     $1,083,240       $1,044,934
                                      ==========     ==========       ==========
Liabilities

Deposits                                $694,392       $694,072       $  697,568
Borrowed Funds                           274,839        276,276          239,755
Other Liabilities                         12,939         14,291           11,315
                                      ----------     ----------       ----------
Total Liabilities                        982,170        984,639          948,638
Stockholders Equity                       97,126         98,601           96,296
                                      ----------     ----------       ----------
Total Liabilities and
     Stockholders' Equity             $1,079,296     $1,083,240       $1,044,934
                                      ==========     ==========       ==========
Stockholders' Equity to
  Total Assets                              9.00%          9.10%            9.22%
Total Shares Outstanding               7,567,161      7,688,885        7,966,455
Book Value Per Share                  $    12.84     $    12.82       $    12.09


Contact:

     Camco Financial Corporation
     Richard C. Baylor, 740/435-2040